Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of E-Home Household Service Holdings Limited (the “Company”) of our report dated on November 6, 2023, relating to the consolidated financial statements, which appears in this annual report on Form 20-F of the Company for the year ended June 30, 2023.

Enrome LLP

Singapore

May 28, 2024

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